UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2017

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Top of the Form

Item. 5.07 Submission of Matters to a Vote of Security Holders

The Registrant’s Annual meeting of Shareholders was held on April 20, 2017.

Proposal 1: The following Directors were elected at the meeting:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Andrea J. Ayers	120,228,211	1,341,792	182,942	10,629,740
George W. Buckley	116,837,995	4,252,043	662,907	10,629,740
Patrick D. Campbell	119,714,009	1,683,686	355,250	10,629,740
Carlos M. Cardoso	116,521,422	5,044,153	187,370	10,629,740
Robert B. Coutts	120,049,185	1,488,251	215,509	10,629,740
Debra A. Crew	121,031,103	358,616	363,226	10,629,740
Michael D. Hankin	121,008,041	539,076	205,828	10,629,740
James M. Loree	121,193,766	376,040	183,139	10,629,740
Marianne M. Parrs	119,470,422	1,908,463	374,060	10,629,740
Robert L. Ryan	120,887,821	657,874	207,250	10,629,740

Proposal 2: The Shareholders approved the 2017 Management Incentive Compensation Plan:
			BROKER NON-VOTES
FOR	AGAINST	ABSTAIN
117,834,585	3,137,795	780,565	10,629,740

Proposal 3: The Shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
112,415,743	8,699,218	637,984	10,629,740

Proposal 4: The Shareholders, on an advisory basis, approved, for future votes, the current one year vote on named executive officer compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
108,628,204	864,030	11,801,259	459,452	10,629,740

Proposal 5: The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2017 fiscal year.

FOR	AGAINST	ABSTAIN
128,303,148	3,863,927	215,610

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 25, 2017	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Senior Vice President, General Counsel and Secretary